UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2018, the Board of Directors (the “Board”) of Welltower Inc. (the “Company”) increased the size of the Board from ten to twelve members and elected Karen DeSalvo and Johnese Spisso to the Board.

Ms. DeSalvo and Ms. Spisso will be compensated for their service as directors on the same basis as other non-employee directors of the Company. Compensation for the Company’s non-employee directors is described in the Company’s Proxy Statement for its 2018 Annual Meeting of Shareholders as filed with the Securities and Exchange Commission on March 23, 2018 (the “Proxy Statement”). On November 30, 2018 the Board approved increases from the compensation amounts disclosed in the Proxy Statement of $10,000 and $20,000, respectively, in the non-employee director annual cash fee and grant of deferred stock units pursuant to the 2016 Long-Term Incentive Plan.

In connection with the appointments, the Company will enter into indemnification agreements with Ms. DeSalvo and Ms. Spisso. The agreements will be substantially identical to the agreements previously entered into between the Company and its other directors and will generally provide that the Company will, in certain circumstances, indemnify Ms. DeSalvo and Ms. Spisso against any and all expenses, judgments, fines, penalties and amounts paid in settlement arising out of his service to the Company. Also, the agreement will provide for the advancement of expenses in connection with a threatened, pending or completed action, suit or proceeding.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2018, the Board approved the Company’s Sixth Amended and Restated By-laws (the “By-laws”) which became effective immediately to implement proxy access. Section 6.4 of Article III permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding shares of capital stock for at least three continuous years to nominate and include in the Company’s proxy materials director nominees comprising up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in the By-laws.

The By-laws were also updated to: (i) require all director nominees to make certain representations about third party compensation and compliance, (ii) update the advance notice provisions in Section 4 of Article II, (iii) specify that a shareholder can nominate a director for election when the Company calls a special meeting for the purpose of electing one or more directors to the Board, (iv) provide that any meeting of the shareholders can be recessed, and (v) address the Board’s authority to adopt rules with respect to the conduct of shareholder meetings. The By-Laws also updated various provisions to align with Delaware General Corporation Law.

The By-laws were also amended to make certain other clarifications and technical or non-substantive changes. The foregoing description is qualified in its entirety by reference to the full text of the By-laws, which is attached hereto as Exhibit 3.2.

Item 7.01	Regulation FD Disclosure.

On December 4, 2018, the Company issued a press release announcing the appointment of Ms. DeSalvo and Ms. Spisso to the Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

****

On December 4, 2018, the Company issued a press release announcing new off-market investment volume of $1.0 billion comprising 11 separate seniors housing and medical office transactions. Additionally, on December 4, 2018, the Company issued a press release announcing the entry into a strategic investment partnership with an affiliate of Qatar Investment Authority. Copies of these press releases are furnished herewith as Exhibits 99.2 and 99.3 respectively and are incorporated in this Item 7.01 by reference.

****

As previously disclosed, on July 26, 2018, we completed the acquisition of Quality Care Properties Inc. (“QCP”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, by and among the Company, Potomac Acquisition LLC (“Potomac”), a Delaware limited liability company and subsidiary of the Company, QCP, and certain of QCP’s subsidiaries. In accordance with the Merger Agreement, we acquired all of the outstanding shares of QCP common stock in an all-cash merger (the “Merger”), with QCP shareholders receiving $20.75 of cash for each share of QCP common stock, and all existing QCP debt was repaid upon closing.

In connection with the Merger, on July 19, 2018, a putative class action lawsuit captioned Allyn Hoffman, et al. v. Mark S. Ordan, et al. was filed in the Circuit Court for Montgomery County, Maryland against the members of QCP’s Board of Directors (the “Litigation”). The complaint alleges that the members of QCP’s Board of Directors breached their fiduciary duties in connection with the Merger. The complaint seeks injunctive relief, damages, and an order declaring invalid and unenforceable, and enjoining QCP from enforcing, Article XIV of QCP’s Amended and Restated Bylaws, which designates the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for, among other actions, any action asserting a claim for breach of any duty owed by any director or officer or other employee of QCP to QCP or to the stockholders of QCP or any standard of conduct applicable to the directors of QCP (the “Exclusive Forum Bylaw”).

We believe that the claims asserted in the Litigation are without merit. However, in order to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined that it will cause QCP and any former QCP officers or directors to enforce the Exclusive Forum Bylaw only to the extent that it designates the Maryland Circuit Courts, or, if those Courts do not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for actions subject to the Exclusive Forum Bylaw (“Covered Actions”), and not to the extent that it requires Covered Actions to be filed in the Circuit Court for Baltimore City, Maryland.

In exchange for the Company’s agreement to cause QCP not to enforce the Exclusive Forum Bylaw to require the filing of Covered Actions in the Circuit Court for Baltimore City, Maryland, plaintiffs have agreed to dismiss their complaint with prejudice as moot and the Company has also agreed to a negotiated payment in full satisfaction of any claim for attorneys’ fees and expenses that plaintiffs and their counsel might otherwise have. This payment is not material to the business or financial condition of the Company.

****

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Sixth Amended and Restated By-laws of Welltower Inc.

99.1	Press release of Welltower Inc. dated December 4, 2018

99.2	Press release of Welltower Inc. dated December 4, 2018

99.3	Press release of Welltower Inc. dated December 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	WELLTOWER INC.

	By:	/s/ MATTHEW MCQUEEN
	Name:	Matthew McQueen
	Title:	Senior Vice President – General Counsel & Corporate Secretary